Exhibit 3.29
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

This Certificate of Formation, dated October 1, 2012, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
First: The name of the Company is:
Calumet Montana Refining, LLC
Second: The address of the Company’s registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.
(Signature page follows.)

In Witness Whereof, the undersigned has executed this Certificate of Formation as of the date first written above.

CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

By:	Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II

Title:	Vice President, Chief Financial Officer and Secretary

Signature Page to Certificate of Formation of Calumet Montana Refining, LLC